                                                             Exhibit 3



               JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(f)(1)



         The undersigned acknowledge and agree that the foregoing statement on
Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent it knows or has reason to believe that such information is inaccurate. This Joint Filing Agreement may be executed in any number of counterparts and all of such counterparts taken together shall constitute one and the same instrument.



Dated:  April 15, 1997


                            MACFADDEN HOLDINGS, L.P.


                            By:/s/ Maynard Rabinowitz
                                   Maynard Rabinowitz
                                   General Partner


                            BOSTON VENTURES LIMITED
                            PARTNERSHIP III
                            By: Boston Ventures Company Limited Partnership
                              III, Its General Partner


                            By:/s/ Roy F. Coppedge, III
                                   Roy F. Coppedge, III
                                   General Partner of Boston Ventures
                                   Company Limited Partnership III

                            BOSTON VENTURES LIMITED
                            PARTNERSHIP IIIA
                            By: Boston Ventures Company Limited
                                Partnership III, Its General Partner


                            By:/s/ Roy F. Coppedge, III
                                   Roy F. Coppedge, III
                                   General Partner of Boston Ventures
                                   Company Limited Partnership III


                               /s/ Michael J. Boylan
                                   Michael J. Boylan

                               /s/ Peter J. Callahan
                                   Peter J. Callahan

                               /s/ Maynard Rabinowitz
                                   Maynard Rabinowitz